EXHIBIT 10.17

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

AMENDED AND RESTATED
LICENSE AGREEMENT

BY AND BETWEEN

TRACE TECHNOLOGIES L.L.C. AND SNAPTRACK, INC.

THIS AMENDED AND RESTATED LICENSE AGREEMENT, collectively referencing that certain prior license agreement entered as of August 20, 1999, and as amended, by and between STI and Locate Networks, Inc. (the “Agreement”) is made and entered into as of January 16, 2006 (the “Effective Date”) by and between SnapTrack, Inc. (“STI” or “SnapTrack”), a California corporation with its registered business office at 5775 Morehouse Drive, San Diego, California 92121, and Trace Technologies L.L.C., (“Trace”), a Nevada limited liability company with its principal place of business located at 4538 South 140th Street, Omaha, Nebraska 68137. STI and Trace may individually be referred to as a “party” and collectively as the “parties” in this Agreement. Except as is expressly and otherwise provided herein, this Agreement supersedes and replaces as of and after the Effective Date the prior License Agreement made and entered as of August 20, 1999, as amended, by and between STI and Trace Technologies L.L.C., as successor-in-interest to substantially all of the assets of Locate Networks, Inc. (the “Prior License”).

BACKGROUND

WHEREAS, Trace is in the business of designing, developing, marketing and selling proprietary wireless communication devices, including a location pager device for use and operation on ReFLEX networks, in conjunction with related location services.

WHEREAS, STI is developing software and related technology based on its proprietary Assisted Global Positioning System (“ A-GPS”) technology.

WHEREAS, as part of the acquisition by Trace of substantially all of the assets of Locate Networks, Inc. on June 1, 2004, the License Agreement that was made and entered as of August 20, 1999, as amended, by and between STI and Locate Networks, Inc., was assigned by Locate Networks, Inc. to Trace as the successor-in-interest to substantially all of the assets of Locate Networks, Inc.

WHEREAS, the parties desire to further delineate and set forth the terms and conditions under which Trace will continue to: (i) license the use of STI’s A-GPS Software to design, develop, market and sell such wireless communication devices for use in performing paging operations on ReFLEX networks, and (ii) obtain from STI maintenance and technical support and engineering services for the STI Server Software in connection with its use with such wireless communication devices.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

NOW, THEREFORE, in consideration of the agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

In consideration of the agreements contained herein, the parties agree as follows:

1. Definitions. As used herein:

“Affiliate” means any entity that controls, is controlled by, or under common control with a party, where “control” means the direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting interests of such entity (but only so long as such entity meets these requirements).

“Authorized Distributors” means third parties authorized by Trace, pursuant to a written agreement between Trace and such third party, to distribute Wireless Devices.

“Authorized Licensee” means any person or entity to which STI has licensed for distribution to third parties the Client Program under a written license agreement with STI.

“Authorized Manufacturers” means third parties that manufacture Wireless Devices on behalf of Trace.

“Authorized Service Centers” means third parties that install and host the Server Software on servers for the benefit of Trace and in accordance with the provisions of Section 2(b).

“Client Program” means, in object code format only, the STI software, logic designs, and net lists that were or are provided by STI to an Authorized Licensee and, when installed in the Wireless Device, help analyze GPS data and enable communications between the Wireless Device and the Server Software to provide position location information to Subscribers.

“Client Software” means, in object code format only, the STI software, logic designs, and net lists that were provided by STI to Trace on or prior to the Effective Date and accepted by Trace and, when installed in the Wireless Device, help analyze GPS data and enable communications between the Wireless Device and the Server Software to provide position location information to Subscribers.

“Client Technology” shall mean that certain client software described on Exhibit B.

“Communications Interface Protocol” means the detailed STI protocol which defines the way the Client Software or Client Program interacts with the Server Software, as modified from time to time by STI upon written notice to Trace.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

“Confidential Information” of a party means any information disclosed by that party to the other party pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked “Confidential,” “Proprietary” or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure. Notwithstanding the foregoing, (i) all information STI provides to Trace that relates to the Software or the Engineering Services shall be deemed STI’s Confidential Information, and (ii) all information Trace provides to STI that relates to the Wireless Device, Wireless Services or other Trace products or services shall be deemed Trace’s Confidential Information.

“DSP” means a digital signal processor.

“DSP Implementation” means an implementation of Client Software which (a) includes a DSP, (b) fully conforms to the Communications Interface Protocol, and (c) requires the use of the Server Software on a server that is remote from a Wireless Device.

“End User” means any third party, including but not limited to a Subscriber, which obtains a Wireless Device solely for its own personal or business use and not for further commercial distribution or resale.

“End User License” means an end user license agreement which contains, among others, the end user restrictions set forth on Exhibit A.

“Enhancements” means accuracy improvements, speed improvements, and/or the addition of new functionality to the Server Software, but excluding any New Implementations. For purposes of interpretation of this Agreement, “improvements” shall include bug fixes, error corrections, and minor new releases signified by an increase in the number to the right of the decimal point of the Server Software, but shall exclude New Implementations.

“Engineering Services” means technical training, design consulting, document creation, implementation, testing, and engineering development services that STI may provide under this Agreement, including, without limitation, such services that STI may provide in accordance with Section 4(b) below.

“First Level Technical Support” means support which Trace will provide directly to End Users, Authorized Distributors, Authorized Service Centers, and Authorized Manufacturers, including, without limitation, answering questions, resolving technical difficulties related to the Wireless Devices and Wireless Services that Trace is capable of resolving without the assistance of STI, and providing on-site technical support to Authorized Distributors, Authorized Service Centers, and Authorized Manufacturers.

“Intellectual Property Rights” means any trade secrets, patents, copyrights, trademarks, know-how, moral rights and other intellectual property rights existing under the laws of any governmental authority, domestic or foreign including all applications and registrations relating to any of the foregoing.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

“MMGPS Implementation” means an implementation of a Client Program which (a) is based on Verilog RTL core receiver position engine software, (b) fully conforms to the Communications Interface Protocol, and (c) requires the use of the Server Software on a server that is remote from a Wireless Device.

“Necessary IP” means all patent and patent application entitled to an effective filing date occurring at any time prior to the expiration or earlier termination of this Agreement and which are essential or useful to the development, manufacture, use, sale, importation, disposal or distribution of licenses or other rights to the Software or a Client Program in order to comply with the location services portion of the specifications of any wireless communications standard adopted for any air interface anywhere in the world.

“New Implementations” means a new major release of the Server Software, signified by an increase in the number to the left of the decimal point, that incorporates significant new functionality, new methods, or new techniques of implementing STI’s A-GPS or other technology within the Server Software and which STI may develop and offer to its server licensees for use in the performance of assisted position location determination. New Implementations may be subject to incremental fees and/or modified support terms.

“Project Plan” means the project plan, set forth on Exhibit B of the Prior License, which establishes a timetable for the parties to develop detailed specifications, resource requirements, schedules, and milestones related to the integration of the Software into Wireless Devices.

“Server Software” means, in object code format only, STI location server software that (a) is installed on a server that is remote from the Wireless Devices, (b) assists in determining the location of the Wireless Devices, and (c) communicates with Wireless Devices using the Communications Interface Protocol.

“Software” means the Client Software, Server Software, and WARN Software.

“Subscriber” means a person who obtains a Wireless Device and who has authorized access to the Wireless Service.

“WARN” means the wide area reference network of A-GPS receivers which provide satellite information and differential corrections for a wide geographic area.

“WARN Software” means STI wide area reference network software, in object code format only, which manages and consolidates data from a wide area network for use by the Server Software.

“Wireless Device” means a paging device (i) on which the DSP Implementation of the Client Software or the MMGPS Implementation of the Client Program is installed, and (ii) which (a) communicates with the server on which the Server Software is installed via the Wireless Network to transmit position location data or assistance information to and/or from such paging device and (b) is not capable of transmitting or receiving voice data or voice communications.

“Wireless Network” means the two-way paging ReFLEX networks.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

“Wireless Service” means wireless location services, which in any way incorporate the Software or utilize output of the Software to offer location dependent applications or data to Subscribers, and which Trace offers through the Wireless Network.

2. License Rights

(a) Client Software License. Subject to the terms, conditions, and restrictions of this Agreement, without the right to sublicense except as explicitly set forth herein, STI hereby grants to Trace a nonexclusive, perpetual, irrevocable, nontransferable (except as set forth in Section 14(b)) license under STI’s Intellectual Property Rights in the DSP Implementation of the Client Software, to (i) modify the Client Software only as necessary to integrate the Client Software with the Wireless Devices, provided that such changes do not alter the core functionality of the Client Software, (ii) make (or have made by Authorized Manufacturer(s) only) and sell (either directly or through Authorized Distributors) Wireless Devices, (iii) sublicense to End Users the right to use the Client Software as embedded on the Wireless Devices, (iv) use the Client Software solely as is necessary to provide First Level Technical Support, and (v) sublicense to third parties the right to modify the Client Software only as necessary to integrate the Client Software with the Wireless Devices, provided that such changes do not alter the core functionality of the Client Software, and further provided that such third party signs an agreement with Trace which contains terms substantially similar to those set forth on Exhibit C.

(b) Server Software License. Subject to the terms, conditions, and restrictions of this Agreement, STI hereby grants Trace a nonexclusive, perpetual, irrevocable, nontransferable (except as set forth in Section 14(b)) license, without the rights to sublicense except as explicitly set forth herein, under STI’s Intellectual Property Rights in the Server Software, to (i) internally test and develop Wireless Devices for use with the Server Software, (ii) sublicense to Authorized Service Centers only the right to install, host and use internally the Server Software on servers owned and controlled by Trace or such Authorized Service Centers solely as is necessary to enable Trace to provide Wireless Services for use on or with Wireless Devices to Subscribers, and (iii) use internally the Server Software solely as is necessary to provide First Level Technical Support.

(c) Trademarks. Subject to the terms, conditions and restrictions of this Agreement, STI hereby provides on behalf of QUALCOMM Incorporated the right to use the QPoint™ trademark of QUALCOMM Incorporated subject to and in accordance with the provisions contained in Exhibit D to this Agreement.

(d) Reserved Rights and Restrictions. Except for the limited rights and licenses granted to Trace under this Agreement, STI retains all STI right, title, and interest in and to the Software and all copies thereof, and all STI Intellectual Property Rights related thereto. Trace will not, and is not licensed to (i) use the Server Software with software (other than the Client Software) which has functionality similar to the functionality of the Client Software, or (ii) use the Client Software with software (other than the Server Software) which has functionality similar to the functionality of the Server Software. Except as explicitly set forth in this Section 2, Trace shall not, directly or through any person or entity, in any form or manner, copy, distribute, reproduce, incorporate, modify, create future derivative works of, use or allow access to the Software or decompile, reverse engineer, reverse translate, disassemble or otherwise attempt to derive source code from the Software.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(e) ***

(f) Backup Copies. Trace may make and maintain a copy of the Software in machine-readable, object code format, and a copy of the related documentation, solely for nonproductive backup purposes.

3. Trace Responsibilities

(a) Marketing. Trace shall use commercially reasonable efforts to market, promote, and distribute the Wireless Devices and to market and promote the Wireless Service.

(b) End User Licensing. Trace will include a copy of an End User License with each Wireless Device sold to End Users.

(c) Authorized Manufacturers, Service Centers, and Distributors. Trace will not sublicense the Server Software to an Authorized Service Center, or the Client Software to an Authorized Manufacturer, without the prior written consent of STI, which consent shall not be unreasonably withheld or delayed; provided, that such consent shall not be required for Authorized Service Centers or Authorized Manufacturers located in the United States, Canada, or the European Union. Trace shall (i) ensure that each Authorized Manufacturer, Authorized Service Center, and Authorized Distributor acknowledges in writing, adheres to, and does not perform any act inconsistent with, the terms and conditions of this Agreement, (ii) use commercially reasonable efforts to ensure that Authorized Manufacturers, Authorized Service Centers, and Authorized Distributors do not reverse engineer, decompile, disassemble, or modify the Software, and (iii) execute a non-disclosure agreement at least as protective of STI as the provisions of Section 9 of this Agreement prior to discussing or sublicensing the Client Software to Authorized Manufacturers or the Server Software to Authorized Service Centers.

(d) Non-Use of Open Source. Neither Trace nor any Authorized Service Centers shall incorporate, link, distribute or use any third party software or code in conjunction with any Software in such a way that: (i) creates, purports to create or has the potential to create, obligations with respect to the Software, including, without limitation, the distribution or disclosure of any source code; or (ii) grants, purports to grant, or has the potential to grant to any third party any rights to or immunities under any of STI’s Intellectual Property Rights, including, without limitation, any rights which may exist in or relate to the Software. Without limiting the generality of the foregoing, Trace shall not incorporate, link, distribute or use the Software with any code or software licensed under the GNU General Public License (“GPL”), Lesser General Public License (“LGPL”), Mozilla, and/or any other open source license, in any manner that could cause or could be interpreted or asserted to cause the Software (or any modifications, enhancements or revisions thereto) to become subject to the terms of the GPL, LGPL, Mozilla and/or such other open source license. Trace shall also cause each of its Authorized Service Centers to agree and covenant in writing not to incorporate, link, distribute or use the Software with any code or software licensed under the GPL, LGPL, Mozilla, and/or any other open source license, in any manner that could cause or could be interpreted or asserted to cause the Software (or any modifications, enhancements or revisions thereto) to become subject to the terms of the GPL, LGPL, Mozilla and/or such other open source license, and to recognize SnapTrack as an intended third party beneficiary of this obligation with the right to enforce such obligation against such Authorized Service Centers.

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Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

4. STI Responsibilities

(a) Delivery of Software. Trace acknowledges and agrees that STI has fulfilled all of its obligations as of the Effective Date to deliver the Software deliverables set forth on Exhibit E to Trace. Upon written request by Trace, STI will provide Trace during the term of this Agreement with (i) any Enhancements to the Server Software that STI may make available to its other server licensees, subject to the payment by Trace of amounts due under this Agreement for such Enhancements, and (ii) any New Implementations of the Server Software that STI may make available to any of its licensees, subject to the payment by Trace of any incremental fees and/or agreement to any modified support and/or other terms applicable generally to licensees receiving such New Implementations.

(b) Engineering Services. From time to time, Trace may propose in writing to STI Engineering Services which Trace desires STI to provide to Trace. Such proposal will contain detailed specifications of the Engineering Services, which Trace desires STI to provide. Within thirty (30) days after receiving such Trace proposal and if STI is willing to perform such engineering services, STI will inform Trace in writing of the terms, conditions and pricing under which STI will perform such Engineering Services, and will include estimates of STI’s time and materials rates, as well as travel expenses anticipated to be incurred with respect to the provision of such Engineering Services. If STI is willing to provide such Engineering Services to Trace, and Trace desires to acquire such Engineering Services, STI and Trace will mutually agree in writing upon the terms, conditions and pricing under which STI will provide such Engineering Services to Trace.

(c) SnapWarn Service Feed. During the period in which STI has available to it access to A-GPS reference receiver network services from a third party for sale to other parties, and subject to the payment by Trace of all amounts due under this Agreement, STI will provide Trace with access to STI’s commercial, A-GPS reference receiver network services in North America for use with the Server Software that is licensed by STI to Trace under this Agreement (the “SnapWarn Service Feed”).

(d) New Implementations. Trace acknowledges that STI may choose to seek and obtain additional fees and charges, or modified license or support terms, for the New Implementations that STI may develop. If STI develops any such New Implementations and chooses to make them available to any of STI’s other Server Software licensees, then STI will make such New Implementations available to Trace under this Agreement, subject, however, to the payment by Trace to STI, on a timely basis when due, of all then-current additional fees and charges which apply to such New Enhancements generally and the agreement by Trace to any modified license, support or other terms that apply to such New Enhancements generally. If any such New Enhancements are made available by STI to Trace, then they will be deemed to be part of the Software licensed to Trace under the license provisions in this Agreement.

5. Prices and Payment

(a) Fees. In consideration of STI’s delivery of the Software and provision of service and support as provided under this Agreement, Trace will pay STI the fees set forth on Exhibit F.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(b) Late Payments. All amounts which Trace does not pay on a timely basis as required by this Agreement shall be subject to a late charge equal to one and one-half percent (1.5%) per month (or, if less, the maximum allowed by applicable law). In the event that any payment due hereunder is not received by STI within thirty (30) days of the date on which it is due as provided in Exhibit F, and STI has provided Trace notice and thirty (30) days to cure such deficiency and Trace has failed to do so, STI reserves the right to suspend performance until such delinquency is corrected.

(c) Payment Method. All payments by Trace hereunder shall be made by wire transfer to such bank account as shall be designated by STI in writing.

(d) Taxes. Trace will be responsible for the billing, collecting and remitting of sales, use, value added, and other comparable taxes reasonably determined by Trace to be due with respect to the sale or distribution of the Wireless Devices and/or the Wireless Services. STI shall not be liable for any taxes, including without limitation income taxes, withholdings, value added, franchise, gross receipts, sales, use property or similar taxes, duties, levies, fees, excises or tariffs incurred in connection with the development, manufacture, sale, or distribution of the Wireless Devices and/or the Wireless Services. Trace takes full responsibility for all such taxes, including penalties, interest and other additions thereon. Trace shall not be liable for any taxes, including without limitation income taxes, withholdings, value added, franchise, gross receipts, sales, use property or similar taxes, duties, levies, fees, excises or tariffs reasonably determined by STI to be due with respect to the license to Trace of the Client Software and Server Software hereunder, except to the extent such taxes, duties, levies, fees, excises or tariffs are incurred in connection with the development, manufacture, sale, or distribution of the Wireless Devices and/or the Wireless Services. STI takes full responsibility for all such taxes, including penalties, interest and other additions thereon.

(e) Withholding Taxes. If, after a determination by foreign tax authorities, any taxes are required to be withheld on payments made by Trace to STI, Trace may deduct such taxes from the amount owed STI and pay them to the appropriate taxing authority; provided however, that Trace shall promptly secure and deliver to STI an official receipt for any such taxes withheld or other documents necessary to enable STI to claim a U.S. foreign tax credit, and further provided that Trace will promptly notify STI of and refund to STI the full amount of any reimbursements received by Trace for such taxes. Trace will use commercially reasonable efforts to ensure that any taxes withheld are minimized to the extent possible under applicable law. Notwithstanding the foregoing, if Trace should make any assignment of this Agreement to a foreign entity as set forth under Section 14(b), then all payments to STI under this Agreement shall be made by such entity without deduction or offset for any withholding taxes imposed by foreign tax authorities.

(f) Reports. Within thirty (30) days after the end of each month during the term of this Agreement, Trace shall provide STI with reports of (i) the number of Wireless Devices sold by Trace or Authorized Distributors during such month, and (ii) the number of Subscribers who had authorized access to the Wireless Service at any time during such month.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(g) Audit Rights. Trace shall maintain full and complete records of distribution of Wireless Devices and the provision of Wireless Service by Trace, including without limitation copies of the reports described in Section 5(f), for at least three (3) years after the termination or expiration of this Agreement. STI shall, at any time during the period when Trace is obliged to maintain such records, be entitled to audit such records, as well as the computers which track access to and usage of the Wireless Service by Subscribers, upon thirty (30) days written notice, in order to confirm the accuracy of the reports described in Section 5(f); provided, that STI may conduct no more than one such audit in any twelve (12) month period. Any such audit shall be performed at STI’s expense during normal business hours with a minimum of two (2) business days advance written notice, and shall be conducted in such a manner as not to unreasonably interfere with Trace’s normal business operations; provided, that the cost of such audit shall be promptly paid by Trace if such audit reveals an underpayment by Trace of more than five percent (5%) of the amounts payable by Trace to STI in any twelve (12)-month period.

6. Intentionally Left Blank.

7. Support

(a) Warranty Support. STI shall provide warranty support during the Warranty Period directly to Trace as set forth in Section 11.

(b) STI Technical Support to Trace. Subject to payment by Trace of all of the applicable then-current and mutually agreed upon fees and its compliance with all other material provisions of this Agreement, STI will provide to Trace technical support, and those Enhancements that STI normally provides to others in connection with such support, all in accordance with the provisions set forth on Exhibit G.

(c) End User Support. Trace shall be responsible for all First Level Technical Support.

8. Proprietary Rights

(a)  Retention of Ownership. Each party shall retain ownership of its respective Intellectual Property Rights that (i) its employees have developed or may in the future develop or (ii) it has acquired or will acquire in the future from others.*  Confidential material redacted and filed separately with the Commission**

(b) Cross License Rights. Trace hereby grants, on behalf of itself and its Affiliates, to STI an irrevocable, perpetual, non-exclusive, royalty-free, fully paid-up, worldwide right and license under the Necessary IP of Trace and its Affiliates to (i) make and have made the Software, and (ii) use, offer to sell, sell, import and otherwise dispose of the Software. STI may not sublicense the rights granted in Section 8(b)(i), except to its Affiliates. STI may not sublicense the rights granted in Section 8(b)(ii), except to its Affiliates and the direct and indirect customers of STI and its Affiliates.

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Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(c) Covenant Not to Assert Obligations. Each agreement which Trace enters into with an Authorized Service Center which grants rights to use the Software, determined regardless of version or brand (each, a “Covered Item”) shall contain a covenant by such Authorized Service Center not to assert, bring or cause to be brought against any licensor or other licensee of a Covered Item (provided that such other licensee has also agreed to a similar covenant) any claim, suit, action or proceeding alleging that a Covered Item infringes any claim of any patent, patent application or substantially similar intellectual property right. In the event that any such Authorized Service Center will not so covenant for whatever reason, then Trace may request for STI to provide a written waiver of such requirement in accordance with the provisions of Section 14(a) of this Agreement. STI will consider any such request made by Trace. Each licensor or other licensee of a Covered Item shall be an intended third party beneficiary of this covenant and obtain the right to enforce this covenant against each of the foregoing parties. This covenant shall be binding on all successors-in-interest to, or assignees or transferees of, the Covered Items or any parties that may subsequently receive the right to enforce any patent, patent application or substantially similar intellectual property right applicable to the Covered Items. Trace shall inform all such successors-in-interest, or transferees or assignees, of the existence of this covenant and obtain their written agreement to be bound to this covenant prior to any attempted or purported transfer thereof.

9. Confidentiality

(a) Nondisclosure. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein and in order to allow the parties to meet their obligations under this Agreement, and shall not disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party’s Confidential Information. Notwithstanding anything to the contrary, nothing in this Agreement shall prevent either party from disclosing the Confidential Information of the other party to its Affiliates provided, however, that such Affiliates have agreed to treat such Confidential Information in a manner that is consistent with the confidentiality obligations imposed on such party under this Agreement.

(b) Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving party can prove:

(i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party;

(ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by documents or other materials in existence at the time of disclosure;

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(iii) is disclosed with the prior written approval of the disclosing party;

(iv) was independently developed by the receiving party without any use of the Confidential Information, as demonstrated by documents or other materials created at the time of such independent development;

(v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party’s rights;

(vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt written notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent, limit or restrict any such disclosure.

(c) Return of Confidential Information. Upon expiration or termination of this Agreement, each party shall return all Confidential Information received from the other party, including all copies thereof.

(d) Remedies. Any breach of the restrictions contained in this Section 9 is a breach of this Agreement which may cause irreparable harm to the non-breaching party. Any such breach shall entitle the non-breaching party to injunctive relief in addition to all legal remedies.

(e) Confidentiality of Agreement. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement:

(i) as required by any court or other governmental body subject, however, to the provisions of Subsection 9(b)(vi) above;

(ii) as otherwise required by law subject, however, to the provisions of Subsection 9(b)(vi) above;

(iii) to legal counsel or employees of the Affiliates of the parties that have agreed to maintain in confidence such terms and conditions in a manner consistent with the confidentiality provisions set forth herein;

(iv) in confidence, to accountants, banks, and financing sources and their advisors that have agreed to maintain in confidence such terms and conditions in a manner consistent with the confidentiality provisions set forth herein;

(v) to the extent necessary to enforce this Agreement or any rights of a party; or

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction to a third party that has agreed to maintain in confidence such terms and conditions in a manner consistent with the confidentiality provisions set forth herein.

10. Indemnification  ***

11. Warranty and Disclaimer  ***

12. Term and Termination

(a) Term. This Agreement shall be effective from the Effective Date and, unless terminated earlier pursuant to the provisions of this Section 12, continue in effect on a perpetual basis.

(b) Termination With Cause. If either party materially defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30)-day period, then the Agreement shall automatically terminate at the end of that period.

(c) Termination Without Cause. Either party may terminate this Agreement upon twenty-four (24) months written notice to the other party.

(d) Termination for Insolvency and Related Events. Either party may immediately terminate this Agreement upon written notice to the other party: (i) upon the institution by or against such other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party’s debts, (ii) upon such other party’s making an assignment for the benefit of creditors, or (iii) upon such other party’s dissolution or ceasing to do business.

(e) Survival of Certain Terms. The provisions of Sections 1, 2(a), 2(b), 2(d), 2(e), 2(f), 3(d), 5, 8, 10, 11, 12(e), 13, and 14 of this Agreement shall survive the termination of this Agreement for any reason. The provisions of Section 9 shall survive the termination of this Agreement for five (5) years. All other rights and obligations of the parties shall cease upon termination of this Agreement.

13. Limitation of Liability. EXCEPT FOR ALL BREACHES OR VIOLATIONS OF THE LICENSE GRANTS, LICENSE RESTRICTIONS, COVENANT NOT TO ASSERT, NON-USE OF OPEN SOURCE AND/OR CONFIDENTIALITY PROVISIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S TOTAL AGGREGATE LIABILITY ARISING UNDER THIS AGREEMENT EXCEED ONE OR MORE CLAIMS WILL BE AGGREGATED TO DETERMINE THE SATSIFACTION OF THIS LIMITATION.

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*** Confidential material redacted and filed separately with the Commission

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

NOTWITHSTANDING THE FOREGOING, TRACE’S REQUIRED PAYMENT OF ANY FEES OR OTHER AMOUNTS DUE OR OTHERWISE PAYABLE TO STI UNDER THIS AGREEMENT SHALL NOT COUNT TOWARD THE LIMITATION OF LAIBILITY CAP FOR TRACE THAT IS SET FORTH HEREIN. EXCEPT FOR ALL BREACHES OR VIOLATIONS OF THE LICENSE GRANTS, LICENSE RESTRICTIONS, COVENANT NOT TO ASSERT, NON-USE OF OPEN SOURCE AND/OR CONFIDENTIALITY PROVISIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, LOST SAVINGS, OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY OR INDIRECT DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE, TORT OR STRICT LIABILITY), ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EVEN IF A PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART UPON THESE LIMITATIONS, THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT ABSENT SUCH LIMITATIONS, AND THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14. Miscellaneous

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the authorized representatives of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 14(a) shall be binding upon the parties and their respective successors and assigns.

(b) Successors and Assigns. Neither party shall assign or transfer any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the non-assigning party. Notwithstanding the foregoing sentence, (i) STI shall have the right to assign or transfer the Agreement, or some or all of its rights, obligations and privileges, under this Agreement to QUALCOMM Incorporated without obtaining consent from Trace, and (ii) each party shall have the right to assign its rights, obligations and privileges hereunder to a merger partner, successor in interest to that party’s business, or acquirer of all or substantially all of that party's business or assets without obtaining consent from the non-assigning other party to such assignment. Any attempted assignment or transfer in derogation of the foregoing provisions shall be null and void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under this Agreement, except as expressly provided in this Agreement.

(c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, United States of America, without giving effect to principles of conflicts of law that would result in the application of the laws of a different state or to the United Nations Convention on Contracts for the International Sale of Goods.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(d) Jurisdiction and Venue. Each of the parties to this Agreement hereby consents to the exclusive jurisdiction and venue of the state and federal courts that are located in San Diego County, California, United States of America.

(e) Counterparts. This Agreement may be executed by authorized representatives of the parties in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Construction. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to the “purchase” or “sale” of Software means the acquiring or granting, respectively, of a license to use such Software, and to exercise any other rights pertaining to such Software that are expressly set forth in this Agreement.

(g) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or electronic mail, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

To STI:	To Trace:

SnapTrack, Inc.	Trace Technologies, L.L.C.
Attn: Senior Director, Product Management	Attn: Chief Executive Officer
675 Campbell Technology Parkway	4538 South 140th Street
Suite 200	Omaha, Nebraska 68137
Campbell, California 95008	U.S.A.
U.S.A
Fax: (408) 626-0550	Fax: 402-614-0498

With copy to Legal Counsel at above address

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(j) Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this Section, and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

(k) Entire Agreement. This Agreement (as amended pursuant to Section 14(a)), including Exhibits A-G, constitutes the entire agreement of the parties pertaining to the subject matter hereof, and merges and supersedes any and all prior negotiations and drafts of the parties with regard to the transactions contem-plated herein. Except as otherwise provided herein, any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly superseded by this Agreement, including, without limitation, the Prior License and that certain Deferred Payment Agreement, effective June 2, 2004 (the “Deferred Payment Agreement”).

(l) Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice regarding its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

(m) Import and Export Requirements. Trace shall, at its own expense, pay all import and export licenses and permits, customs charges and duty fees, if any, and shall take all other actions, if any, required to accomplish the export and import of the Software and Wireless Devices. Trace acknowledges that any obligation of STI to provide Software under this Agreement shall be subject in all respects to all United States laws and regulations governing the license and delivery of technology and products by persons subject to the jurisdiction of the United States. Trace shall not export, directly or indirectly, any Software or Wireless Devices or related information without first obtaining all necessary and required licenses and approvals from all appropriate governmental agencies or authorities. Upon request by STI and in a format that STI may reasonably determine, Trace will complete on Trace letterhead and return immediately to STI an End Use Export Questionnaire and Certification, and otherwise assist STI in addressing questions or issues that STI may have regarding the export or import of Software and Wireless Devices.

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives to become effective as of the Effective Date.

SnapTrack, Inc.	Trace Technologies L.L.C.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Exhibit A

END USER LICENSE

All End User Licenses shall include provisions that:

(1) the End User is granted only a personal, nontransferable, and nonexclusive right to use the Software, as installed on the Wireless Device, only for its own personal and business purposes and only with respect to the Wireless Service;

(2) STI and/or its licensors retain all of their Intellectual Property Rights in the Software, and no title to such intellectual property is transferred to the End User;

(3) the End User agrees not to reverse assemble, decompile, or otherwise attempt to derive source code from the Software;

(4) the End User agrees to comply with all export and re-export restrictions and regulations of the Department of Commerce or other United States agency or authority, and not to transfer, or authorize the transfer, of the Software to a prohibited country or otherwise in violation of any such restrictions or regulations;

(5) the End User receives a warranty (if any) on the Software from Trace, and STI makes no warranties to the End User in connection with the Software, and expressly disclaims any implied warranties of merchantability or fitness for a particular purpose;

(6) STI shall not be liable to the End User for any indirect, consequential, incidental or special damages arising out of the use or license of the Software, regardless of the theory of liability (including negligence and strict liability); and

(7) The Software and documentation (if any) are considered "commercial computer software" and "commercial computer software documentation", respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, duplication or disclosure of the Software (and documentation, if any) by the U.S. Government is subject to the restrictions set forth in DFAR Section 227.7202 for military agencies, and FAR Section 12.212 for civilian agencies.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Exhibit B

DESCRIPTION OF CLIENT TECHNOLOGY

***

________________________
*** Confidential material redacted and filed separately with the Commission

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Exhibit C

THIRD PARTY DEVELOPER LICENSE

(1) the third party is granted only a personal, nontransferable, and nonexclusive right to use the Client Software solely as is necessary to integrate the Client Software with the Wireless Devices, provided that such changes do not alter the core functionality of the Client Software;

(2) STI or its licensors retain all of their Intellectual Property Rights in the Client Software, and no title to such intellectual property is transferred to the third party;

(3) the third party agrees to comply with all export and re-export restrictions and regulations of the Department of Commerce or other United States agency or authority, and not to transfer, or authorize the transfer, of the Client Software to a prohibited country or otherwise in violation of any such restrictions or regulations;

(4) the third party receives a warranty (if any) on the Client Software from Trace, and STI makes no warranties to the third party in connection with the Client Software, and expressly disclaims any implied warranties of merchantability or fitness for a particular purpose;

(5) STI shall not be liable to the third party for any indirect, consequential, incidental or special damages arising out of or relating to the use or license of the Client Software, regardless of the theory of liability (including negligence and strict liability); and

(6) The Client Software contains know-how and other information that is the exclusive property of STI. The third party and its employees and agents shall maintain the confidentiality of this information and shall not sell, license, sublicense, publish, display, distribute, disclose or otherwise make available this information to any third party nor use such information except as authorized by this Agreement and the third party’s agreement with Trace. The third party agrees that it will take appropriate action by instruction, agreement or otherwise with such third party’s employees to satisfy its obligations under this Agreement with respect to use, protection and security of STI’s confidential information. The third party agrees to immediately notify STI and Trace of the unauthorized disclosure or use of the Client Software and to assist STI in remedying such unauthorized use or disclosure.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Exhibit D

Trademark License and Restrictions

1. Limited Right to Use QPoint Trademark. Subject to the terms in this Exhibit, STI hereby grants to Trace a non-exclusive, non-assignable, and nontransferable right (without the right to sublicense) within those geographies for which Trace is permitted to sublicense Server Software under this Agreement to reproduce and display the QPoint trademark (comprising the word “QPoint” with a curved line beneath), in literature, promotional materials and advertising of Trace for the Server Software sublicensed by Trace.

2. Use by Trace. The use by Trace of the QPoint trademark shall be in accordance with the applicable trademark law and policies of QUALCOMM Incorporated regarding advertising and trademark usage, as set forth in the trademark guidelines of QUALCOMM Incorporated or as otherwise designated by QUALCOMM Incorporated from time to time. Except as provided in this Exhibit or as subsequently mutually agreed in writing, Trace agrees not to associate the QPoint trademark with products or services other than the Server Software. Trace agrees not to use any other trademark or service mark in proximity to the QPoint trademark or combine the mark with another mark so as to create a composite mark.

3. Trademark Obligations. Trace agrees that whenever the QPoint trademark is used in advertising or in any other manner, such use will include the appropriate “TM”, “SM” or R inside a circle, as specified by QUALCOMM Incorporated, and Trace shall acknowledge that such trademark is owned by QUALCOMM Incorporated. Trace acknowledges and agrees that QUALCOMM Incorporated is the sole and exclusive owner of the entire right, title and interest, (including without limitation accompanying goodwill), in and to the QPoint trademark. Trace shall not do or cause to be done any act or anything contesting or in any way impairing or reducing the right, title, and interest of QUALCOMM Incorporated in or to the QPoint trademark. Trace understands and agrees that use of the QPoint trademark in connection with the Products shall not create any right, title, or interest, in or to the use of the QPoint trademark and that all such uses and all goodwill associated with the QPoint trademark will inure to the benefit of QUALCOMM Incorporated.

4. Quality. Trace shall not use the QPoint trademark in any manner that would injure the reputation of QUALCOMM Incorporated and/or the QPoint trademark. Trace agrees that all goods or services used in connection with the QPoint trademark shall conform to quality standards set forth by QUALCOMM Incorporated. Trace agrees to cooperate with QUALCOMM Incorporated in facilitating the monitoring by QUALCOMM Incorporated and control of the nature and quality of goods and services of Trace used in connection with the QPoint trademark, and to supply QUALCOMM Incorporated with specimens of use of the QPoint trademark upon request. Should QUALCOMM Incorporated notify Trace in writing that the Products and/or the use of the QPoint trademark does not conform to the standards set by QUALCOMM Incorporated, Trace shall have thirty (30) days to bring such use into conformance and to provide to QUALCOMM Incorporated with a specimen of such conforming use or to cease usage of the QPoint trademark.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

5. Infringement Proceedings and Trademark Registration. QUALCOMM Incorporated shall have the sole right and discretion to bring legal or administrative proceedings to enforce the trademark rights of QUALCOMM Incorporated and its affiliates, including actions for trademark infringement or unfair competition proceedings involving the QPoint trademark. Trace shall not, during or after the term of the Agreement, register the QPoint trademark, other trademarks or services mark of QUALCOMM Incorporated and its Affiliates, or any mark substantially similar to any trademark or service mark of QUALCOMM Incorporated and its Affiliates in any country or jurisdiction.

6. Substitution of Trademark. QUALCOMM and its Affiliates reserve the right to substitute other marks for the QPoint trademark upon notice to Trace, and in such event Trace agrees to immediately discontinue use of its selected mark and begin use of the substitute mark, which thereafter shall be considered a QPoint trademark and subject to the terms and conditions of this Exhibit.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Exhibit E

STI DELIVERABLES

As of the Effective Date, STI has delivered to Trace all STI Deliverables that STI is obligated to deliver or otherwise provide under this Agreement, and all such STI Deliverables have been accepted by Trace, as successor-in-interest to substantially all of the assets of Locate Networks, Inc. All such STI Deliverables comprised items that existed as of June 25, 2001, and do not include any subsequently developed items. The following is a description of all such STI Deliverables:

1.	Deliverable 1A and 1B:

Deliverable 1A:  ***

Deliverable 1B:  ***

2.	Deliverable 2:

Deliverable 2:  ***

3.	Deliverable 3:

Deliverable 3:  ***

4.	Deliverable 4:

Deliverable 4:  ***

5.	Deliverable 5:

Deliverable 5:  ***

________________________
*** Confidential material redacted and filed separately with the Commission

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Exhibit F

PAYMENTS AND PAYMENT TERMS

1. Upfront License Fees

(a) License Fees. Trace will pay STI *** in upfront license fees as follows: (i) *** on ***, (ii) *** on ***, (iii) *** on ***, (iv) *** upon the Initial Acceptance of Deliverable 2 as described on Exhibit E, (v) *** upon the Final Acceptance of Deliverable 2 as described on Exhibit E, (vi) *** upon the Initial Acceptance of Deliverable 3 as described on Exhibit E, (vii) *** upon the Final Acceptance of Deliverable 3 or Deliverable 5, whichever first occurs, as described on Exhibit E, (viii) *** upon the Initial Acceptance of Deliverable 4 as described on Exhibit E, and (ix) *** upon the Final Acceptance of Deliverable 4 or Deliverable 5, whichever first occurs as described on Exhibit E (collectively, the “Upfront License Fees”). STI hereby acknowledges that it has received on or prior to the Effective Date payment in full of all of the above amounts set forth in this Section 1(a) and that any late fees under the Deferred Payment Agreement that may be due, if any, from Trace to STI as of the date of execution of this Agreement by both parties are hereby waived.

(b) Non-Recurring Engineering Fee. Trace will pay STI *** on *** non-recurring engineering services which STI provides to Trace hereunder pursuant to the Project Plan. STI hereby acknowledges and agrees that it has received on or prior to the Effective Date payment in full of the amount set forth in this Section 1(b).

2. Server Software Royalties. Within thirty (30) days after the end of each month, Trace will pay STI a royalty for each Subscriber who had authorized access to the Wireless Service at any time during each such month in accordance with the following schedule:

Number of Subscribers	Fee Per Subscriber Per Month (in U.S. Dollars)
***	***
***	***
***	***

3. Client Software Royalties. Within thirty (30) days after the end of each month, Trace will pay STI a royalty for each Wireless Device sold by Trace or an Authorized Distributor during each such month in accordance with the following schedule:

________________________
*** Confidential material redacted and filed separately with the Commission

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Number of Wireless Devices	Per Unit Royalty (in U.S. Dollars)
***	***
***	***
***	***
***	***
***	***

For the avoidance of doubt, Trace shall not be obligated under this Section 3 to pay STI a client software royalty on any Wireless Device that contains a Client Program which has been included as part of a discrete position location application specific circuit that Trace has purchased from an Authorized Licensee and included in such Wireless Device provided, however, that such Authorized Licensee has paid all royalties due to STI for inclusion, use and/or distribution of the discrete position location application specific circuit containing such Client Program. On royalty reports that Trace submits for Wireless Devices, Trace will indicate whether such Wireless Devices contain Client Software or a Client Program and, if such Wireless Devices contain a Client Program, the source from which Trace obtained rights to use the Client Program.

4. Support and Maintenance. For each twelve (12)-month period beginning August 23, 2004 for which Trace elects to request in writing that STI provide support and maintenance services for the Server Software under this Agreement, Trace will pay STI *** of the Server Software royalties due pursuant to Section 2 of this Exhibit F for the applicable twelve (12)-month period or ***, whichever is greater, to receive support for the Server Software for such twelve (12)-month period in accordance with Exhibit G. All fees for such support and maintenance services will be due and payable no later than thirty (30) days prior to the commencement of a given twelve (12)-month support term; provided, however, that to receive support for the Server Software for a given twelve (12)-month support term, Trace will pay STI (a) *** no later than thirty (30) days prior to the commencement of such twelve (12)-month support term, and (b) the difference, if such difference is non-negative, between *** of the Server Software royalties due during such twelve (12)-month support term and *** upon the expiration of such twelve (12)-month support term. Notwithstanding anything to the contrary, if Trace discontinues or elects not to take support services for the Server Software or Client Software at any time after ***, in order to reinstate such support services for the Server Software or Client Software, as the case may be, Trace must pay STI all amounts that would have previously been required to be paid for support services after such date for the Server Software or Client Software, as the case may be, determined as if Trace had elected to receive from STI such support services therefore on an uninterrupted basis under this Agreement.

________________________
*** Confidential material redacted and filed separately with the Commission

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

5. SnapWARN Service Feed. Within thirty (30) days after the end of each month during which STI has made available to Trace a SnapWARN Service Feed, Trace will pay to STI a fee for access to such SnapWARN Service Feed based on the highest amount of Subscribers that may exist during such month, which fee shall be determined as follows:

Number of Subscribers	Service Fee (in U.S. Dollars)
***	***
***	***
***	***

6. Price Changes. Notwithstanding anything to the contrary, in connection with any price change for Support and Maintenance Services or the SnapWARN Service Feed that STI implements with its other system integrators and/or resellers, STI may at its option adjust, upon notice to Trace, the prices for Support and Maintenance Services and/or the SnapWARN Service Feed contained in this exhibit to be consistent with such price change. Such written notice may be provided by STI via electronic mail or pursuant to the notice provisions in this Agreement. Upon submission of any such price change, the Parties may, but shall not be required, to update this exhibit. In the event of any price increase, STI will provide notice to Trace of such increase at least sixty (60) days in advance of the date on which such price increase will become effective.

7. Engineering Services. Trace will pay STI for all Engineering Services that STI provides to Trace as provided in Section 4(b), other than the Engineering Services set forth in Section 1(b) of this Exhibit F. For Engineering Services requested and approved by Trace pursuant to the provisions of Section 4(b), Trace will pay STI within thirty (30) days after the date of receipt of STI’s monthly invoice to Trace.

8. Travel Expenses. Trace will pay STI for all reasonable travel expenses associated with STI’s provision of Engineering Services as such expenses are approved by Trace. Trace will pay STI within thirty (30) days after the date of receipt of STI’s invoice for all such pre-approved travel expenses.

________________________
*** Confidential material redacted and filed separately with the Commission

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

Exhibit G

SUPPORT PLAN

1.  Definitions. For purposes of this Exhibit, the following terms shall have the following meanings. Any terms not defined in this Exhibit shall have the meaning set forth in the Agreement.

“Error(s)” means any verifiable and reproducible failure of the Server Software to materially conform to the documentation for such Server Software. The term “Error” shall not include any failure of the Server Software that: (a) results from the misuse or improper use of the Server Software; (b) does not materially affect the operation and use of the Server Software; (c) results from any modification to the Server Software not made by or on behalf of STI; or (d) results from the failure to incorporate or use any Enhancements to the Server Software after such are made available to Trace by STI .

“Error Correction(s)” shall mean either (a) a modification or addition to or deletion from the Server Software that, when made to such Server Software, materially conforms the Server Software to the specifications or other documentation for such Server Software, or (b) a procedure or routine that, when observed in the regular operation of the Server Software, eliminates the material adverse effect of such Error on Trace.

“Major Error” means any demonstrable Error in the Server Software that: (a) causes the Server Software to have a significant loss of intended function as set forth in the specifications or other documentation for the Server Software; (b) causes or is likely to cause data to be lost or destroyed; or (c) prevents the Server Software from being installed or executed on the properly configured environment.

“Moderate Error” shall mean any demonstrable Error in the Server Software that: (a) causes the Server Software to operate improperly; or (b) produces results materially different from those described in the specifications, but which error does not rise to the level of a Major Error.

“Minor Error” shall mean any demonstrable Error that: (a) causes a function to not execute as set forth in the specifications for such Server Software, without a significant loss of intended functionality; or (b) disables one or more nonessential functions.

“Second Level Support” means support of Trace’s or Trace’s authorized technical support agent’s First Level Technical Support personnel to identify and resolve Errors remotely, by telephone, e-mail or fax communication.

“Workaround” shall mean that STI has diagnosed the Error and has implemented, or enabled Trace to implement, a temporary solution that allows the Server Software to regain functionality and provide all major functions in accordance with the specifications for the Server Software.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

2. Services

2.1 Trace Responsibilities. Trace will provide all on site server technical support with respect to the Server Software. Trace agrees to notify STI in writing promptly following the discovery of any Error. STI agrees to make available to Trace a list of known Errors and to notify Trace in writing promptly following the discovery of any Error. Trace agrees, subject to STI’s compliance with all necessary security procedures, to enable STI to access remotely the server on which the Server Software is installed to enable STI to support Trace remotely as set forth under this support plan. Further, upon discovery of an Error, Trace agrees, if requested by STI, to submit to STI a list of output and any other data that STI may reasonably require to reproduce the Error and the operating conditions under which the Error occurred or was discovered. All information, oral or written, communicated between the parties concerning any Errors, is deemed to be Confidential Information and shall be governed by Section 9 of the Agreement.

2.2 STI Telephone and Online Support. Technical support communications between Trace and STI will include electronic mail, facsimile, and telephone. A technical support telephone number will be provided by STI, and will be adequately staffed by a customer technical support representative during normal business hours, Pacific Standard Time, excluding holidays (“Support Hours”).

2.3 STI Response to Errors. STI will provide Second Level Support to Trace to ensure a consistent and high level of operation of the Server Software. In the event Trace notifies STI of an Error in the Server Software, STI will provide Second Level Support to Trace or Trace’s authorized technical support agent to facilitate the implementation of an Error Correction to the Server Software. STI shall use commercially reasonable efforts to correct Errors in accordance with the below response times, with as little disruption to Trace’s service as commercially practicable.

(a) Major Errors. STI shall, within *** after the receipt of notice of any Major Error, contact Trace to verify such Major Error and begin a resolution process. Upon STI’s verification of such Major Error, STI will use its commercially reasonable efforts to provide a Workaround for such Major Error, and will use its commercially reasonable efforts to provide an Error Correction for such Major Error until such Error Correction is provided.

(b) Moderate Errors. STI shall, within *** after the receipt of notice of any Moderate Error, contact Trace to verify such Moderate Error. Upon STI’s verification of such Moderate Error, STI will use its commercially reasonable efforts to provide a Workaround for such Moderate Error. STI will provide an Error Correction for such Moderate Error in the next scheduled maintenance release of the Server Software.

________________________
*** Confidential material redacted and filed separately with the Commission

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential

(c) Minor Errors. Upon STI’s receipt of notice of a Minor Error and upon STI’s verification of such Minor Error, STI will initiate work to provide Error Correction for such Minor Error in the next regular release of the Server Software.

2.4 Exclusions from Support Services. Support Services under this Exhibit G include Second Level Support for the Server Software only. Support Services do not include support for any failure or defect in the Server Software caused by any of the following:

(a)  the improper use, alteration, or damage of the Server Software by Trace or persons other than STI employees or consultants;

(b)  modifications to the Server Software not made or authorized by STI, unless such modifications were made by a STI employee, subcontractor, agent, or other third party acting on behalf of STI; or

(c) use of Server Software on hardware that has not been approved by STI for use with the Server Software.

3. Enhancements. Subject to the payment by Trace to STI of all applicable support and other fees due to STI under the Agreement, STI will provide to Trace any applicable Enhancements (as defined in Section 1 of the Agreement) to the Server Software.

Trace/STI Amended and Restated License Agreement
Proprietary and Confidential